EXHIBIT 99

                                REVOCABLE PROXY
                        CUSHNOC BANK AND TRUST COMPANY

                        SPECIAL MEETING OF SHAREHOLDERS
                               __________, 1997


      The undersigned hereby appoints _________________ and ________________ as the official proxy committee of the Board of Directors, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Cushnoc Bank and Trust Company ("Cushnoc") which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at ______________, Augusta, Maine, on _________, _________, 1997, at
___:00 ___.m., local time, and at any and all adjournments thereof, as follows:

                                             FOR         AGAINST       ABSTAIN

1.  A proposal to approve the Agreement      [ ]           [ ]           [ ]
    and Plan of Merger, dated as of May
    9, 1997 (the "Merger Agreement"), by
    and among Northeast Bancorp,
    Northeast Bank, FSB and Cushnoc Bank
    and Trust Company pursuant to which
    Cushnoc will merge into Northeast
    Bank, FSB and each outstanding share
    of Cushnoc common stock would be
    converted into 2.089 shares of
    Northeast Bancorp common stock, all
    on and subject to the terms and
    conditions contained therein.

                       The Board of Directors recommends
                        a vote "FOR" the above proposal.

      Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Cushnoc at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt from Cushnoc prior to the execution of this proxy of notice of the Special Meeting and a Prospectus/Proxy Statement dated ______________, 1997.


Dated:  __________, 1997



_________________________________      __________________________________
    PRINT NAME OF STOCKHOLDER              PRINT NAME OF STOCKHOLDER



_________________________________      __________________________________
    SIGNATURE OF STOCKHOLDER               SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS